Exhibit (c)(vii)

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                 TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED
                       BOMBAY HOUSE, 24, HOMI MODY STREET
                          HUTATMA CHOWK, MOMBAY 400 001

                                                                 August 13, 1996

Citibank, N.A.
ADR Department
111 Wall Street, 5th Floor
New York, New York 10043

            Re: Tata Engineering and Locomotive Company Limited (the
                "Company")--Depositary Receipt Facilities

Ladies and Gentlemen:

            We refer to (i) the Rule 144A Deposit Agreement, dated as of July 15, 1994, as amended on July 19, 1996 (the "Rule 144A Deposit Agreement"), among the Company, Citibank, N.A., as Depositary, and all Holders and Beneficial Owners of Rule 144A Global Depositary Receipts issued thereunder and (ii) the International Deposit Agreement, dated as of July 15, 1994, as amended as of July 19, 1996 (the "International Deposit Agreement" and, together with the Rule 144A Deposit Agreement, the "Deposit Agreements"), among the Company, Citibank, N.A., as Depositary and all Holders and Beneficial Owners of International Global Depositary Receipts issued thereunder. Terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Deposit Agreements.

            This Letter Agreement will confirm our understanding and agreement as follows:

            1. The Company and the Depositary hereby agree that the common shares of the Company, par value Rs. 10 per share (the "Shares"), to be offered and sold pursuant to the Subscription Agreement, dated August 6, 1996, among the Company and the Managers named therein (the "Subscription Agreement") may be deposited under the Deposit Agreements, in accordance with the terms thereof.

            2. Rule 144A GDSs and International GDSs, as the case may be, to be issued in respect of the Shares shall be Partial Dividend GDSs evidenced by Partial Dividend GDRs, within the meaning of Section 2.10 of each of the Deposit Agreements, and subject to the terms thereof.

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            3. The Company hereby represents and warrants to the Depositary that the terms of the Subscription Agreement provide that the GDSs issued in respect of Additional Deposit will be resold by the several Managers named in the Subscription Agreement only (i) to persons whom they reasonably believe are qualified institutional buyers (as defined in Rule 144A) in transactions meeting the requirements of Rule 144A or (ii) in accordance with Regulation S under the Securities Act of 1933 to persons other than U.S. persons (as defined in Regulation S).

            4. Notwithstanding Section 2.02 of each of the Deposit Agreements, the Depositary will not require the certification provided for in such Section in connection with the Additional Deposit, provided that the Company provides the Depositary with an opinion of its Indian counsel to the effect that the Shares constituting the Additional Deposit are duly authorized, and, at the time GDSs are issued in respect thereof, will be validly issued, fully paid and non-assessable and any preemptive or other rights with respect thereto will have been exercised or validly waived.

            This Letter Agreement shall be deemed to constitute an agreement between the Company and the Depositary as required by Section 2.02 of each of the Deposit Agreements.

            This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

            Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

                                                 TATA ENGINEERING AND LOCOMOTIVE
                                                 COMPANY LIMITED


                                                 By: /s/ C. RAMAKRISHNAN
                                                     ---------------------------
                                                     Name:  C. RAMAKRISHNAN
                                                     Title: DEPUTY GENERAL
                                                            MANAGER (FINANCE)

Accepted and Agreed
as of August 13, 1996:

CITIBANK N.A.,
as Depositary


By: /s/ Donna Ng
    ------------------------
Name:  Donna Ng
Title: Vice President